UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2014

INSULCRETE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	033-27508-LA	33-0338441

(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

706 Orchid Drive, Unit D, Bakersfield, California 93308

(Address of Principal Executive Office)

Registrant's telephone number including area code: (661) 333-0199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the exchange Act (17 CFR 240.13e-4(c)).

As used herein, the term "the Company," "we," "us," and "our" refer to Insulcrete, Inc., a Delaware corporation and its subsidiaries unless otherwise noted.

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

          On October 14, 2014, we acquired .20 acres of land in a residential development located at 80501 Avenue 48, #59, Indio, California 92201 (the "Real Property") in accordance with that certain Real Estate Purchase Agreement of the same date (the "Agreement").

          The Real Property, which has an appraised value of $180,000 (as of June 25, 2014), was acquired from International Credit Bureau, Inc., a Nevada corporation ("ICBI"). ICBI is an affiliate of the Company.

          Under the terms of the Agreement, we acquired the Real Property free and clear of any and all liens, mortgages, deeds of trust, and other encumbrances, both legal and equitable. The acquisition was closed by ICBI's execution and delivery of that certain Quit Claim Deed.

The Real Property was acquired in exchange for the Company's issuance of 180 shares of our newly-designated Series D Preferred Stock (the "Preferred Stock").

          Our acquisition of the Real Estate followed negotiations with ICBI, an affiliate of the Company. The acquisition also fulfills our overall strategy to acquire suitable and appropriate real estate that may allow us to undertake other steps needed if we are to implement our business plan and have an opportunity to revive the Company.

          In acquiring the Real Property, we agreed that we would keep and maintain the Real Property in good condition, pay and assume all responsibility for all state, county, municipal, school district, water district, sewerage district and other taxes and assessments and otherwise to take all other steps as reasonably necessary to ensure that the Real Property is not encumbered, in whole or in part, by any mortgage, deed of trust, lien, or other encumbrance.

          Further, in the event that ICBI reasonably believes that the Real Property is or may become subject to any lien, mortgage, deed of trust, or other encumbrance (the "Encumbrance Event") or if ICBI reasonably believes that we are or may reasonably become insolvent (the "Insolvent Event") or that ICBI reasonably believes we may issue additional shares of our capital stock aggregating voting rights of 30% of the outstanding voting rights or that one or more of our stockholders sell or transfer such number of shares of our capital stock such that ICBI reasonably believes that 30% or more of the outstanding voting rights are or will be transferred (the "Change of Control Event"), then ICBI has the right to require the immediate return and transfer of the Real Property.

The rights of ICBI are further set forth in the Certificate of Designation of Preferences for the Series D Preferred Stock, a copy of which is attached as an exhibit.

          We cannot assure you that we will be successful in our efforts to implement this or any other strategy. That is, we cannot guarantee that our purchase of the Real Property will offer us any real opportunity to develop or acquire any new business or other opportunity. We are a small company of limited financial resources and we do not have any full time management. For these and the reasons set forth as "Risk Factors" in our 2013 Annual Report on Form 10-K, we are subject to a multitude of risks and uncertainties over which we have little or no control. As a result, anyone who purchases our Common Stock must be prepared to lose all or substantially all of their investment.

Item 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

          As described in Item 1.01 above, on October 14, 2014, our Board of Directors approved the designation of 500 shares of the Company's authorized preferred stock (par value $0.01) as Series D Preferred Stock.

          Subsequently we issued 180 shares of the Series D Preferred Stock (the "Series D Preferred Shares") to International Credit Bureau, Inc., an affiliate of the Company ("ICBI"). All of the 180 Series D Preferred Shares were issued to ICBI to acquire certain real property located in Indio, California (the "Real Property").

The Real Property had an appraised value of $180,000 as presented in an appraisal, dated June 25, 2014.

          In that connection: (1) we did not receive any cash proceeds from the issuance of the Series D Preferred Shares; (2) we will not incur any commissions or fees to any FINRA-registered broker-dealer; (3) the seller of the Real Property, ICBI, gave us assurances that it is an "accredited investor" that is also sophisticated and experienced in making investments involving the purchase of restricted securities issued by a small public company whose common stock does not trade in any liquid trading market; (4) the seller of the Real Property, ICBI, received, prior to the transaction, such disclosures regarding the Company, including prior year audited financial statements and other disclosures regarding the Company so as to ensure that they can make an informed investment decision; (5)the seller of the Real Property, ICBI, was given unrestricted access to the Company's books and records and have an opportunity to ask questions of and receive answers to such questions from the Company's management; and (6) the certificate representing the Series D Preferred Stock will be issued with a restricted securities legend and each person who acquires the Series D Preferred Stock will be required to execute an investment agreement with customary assurances required for transactions involving the offering and sale of restricted securities.

          The Company remains committed to taking appropriate action to enhance the Company and its shareholders. There can be no assurance that the Company will be successful in the negotiations or, if it is successful, that the actions the Company takes will, in fact, result in any increase in the value of the Company's common stock.

          We remain a small company with very meager financial resources which have been used primarily to support the survival of the Company. As a result, any purchased of our Common Stock is subject to significant risks and the purchaser should be prepared to lose all or substantially all of their investment.

          Any person who acquires our common stock should understand that there can be no guarantee that the Company will be successful in any of the plans or efforts that its management has taken to revive the Company, to acquire or develop a business or in other matters. The Company continues to face multiple uncertainties and risks many of which are beyond its control.

Item 5.03	AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

          On October 14, 2014, the Company's Board of Directors approved the designation of 500 shares of the Company's Preferred Stock to be designated as Series D Preferred Stock. The action was taken by the Board under the authority granted it in the Company's Certificate of Incorporation which gives the Board the right to designate one or more series of Preferred Stock with such rights and privileges as the Board determines.

          In general, the Series D Preferred Stock has the following rights and privileges: (i) no voting rights, (2) rights to receive dividends solely in the form of shares of our Common Stock in the amount of 1,200 shares of our Common Stock as an annual dividend per year; (3) liquidation rights of $1,200.00 per share; (4) no right to convert the Preferred Stock into shares of our Common Stock; (5) a redemption right exercisable no later than July 15, 2016; (6) a right to preclude us from undertaking any sale, transfer, or encumbrance of the Real Property; and (7) certain default rights upon the occurrence or the reasonable belief of the later occurrence of any one or more Events of Default such as an "Encumbrance Event," an "Insolvency Event," or a "Change of Control Event."

Item 7.01	REGULATION FD DISCLOSURE

          As stated above, we acquired .20 acres of land in a residential development located at 80501 Avenue 48, #59, Indio, California 92201 (the "Real Property") in accordance with that certain Real Estate Purchase Agreement of the same date (the "Agreement"). The Real Property, which has an appraised value of $180,000 (as of June 25, 2014), was acquired from International Credit Bureau, Inc., a Nevada corporation ("ICBI"). ICBI is an affiliate of the Company.

          Under the terms of the Agreement, we acquired the Real Property free and clear of any and all liens, mortgages, deeds of trust, and other encumbrances, both legal and equitable. The acquisition was closed by ICBI's execution and delivery of that certain Quit Claim Deed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSULCRETE, INC.

Date:	October 14, 2014	By:	/s/ Lisa Norman

Lisa Norman, President

Exhibits:
99.20	Copy of Real Estate Purchase Agreement
99.21	Copy of Investment Agreement
99.22	Copy of Quit Claim Deed
99.23	Copy of Certificate of Designation of Preferences